                                                                      EXHIBIT 11

                           BTG, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                           DECEMBER 31,                   DECEMBER 31,
                                                                 -----------------------------      ------------------------
                                                                     1999             1998              1999         1998
                                                                 -----------      ------------      -----------   ----------
Income (loss) from continuing operations                         $     1,134      $      (220)      $     3,280   $       62
                                                                 ===========      ============      ===========   ==========



Weighted average common stock shares
   outstanding during the period (used in
   the calculation of basic per share results)                         8,839             8,796            8,839        8,760

Dilutive effect of common stock options and
   common stock purchase warrants                                        190                --              143           --
                                                                 -----------      ------------      -----------   ----------

Weighted average common stock and potentially
   dilutive securities outstanding during the period
   (used in the calculation of diluted per share
   results)                                                            9,029             8,796            8,982        8,760
                                                                 ===========      ============      ===========   ==========


Basic earnings (loss) per share from
    continuing operations                                         $     0.13      $     (0.02)      $      0.36   $     0.01
                                                                 ===========      ============      ===========   ==========

Diluted earnings (loss) per share from
    continuing operations                                         $     0.13      $     (0.02)      $      0.35   $     0.01
                                                                 ===========      ============      ===========   ==========

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